Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of E*TRADE Financial Corporation of our reports dated February 22, 2011, relating to: 1) the consolidated financial statements of E*TRADE Financial Corporation and subsidiaries (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the adoption of accounting standard Recognition and Presentation of Other-Than-Temporary Impairments, on April 1, 2009); and 2) E*TRADE Financial Corporation and subsidiaries’ effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of E*TRADE Financial Corporation for the year ended December 31, 2010.

Filed on Form S-3:

Registration Statement Nos.:	333-104903, 333-41628, 333-124673, 333-129077, 333-130258, 333-136356, 333-150997, 333-156570, 333-158636

Filed on Form S-4:

Registration Statement Nos.:	333-91467, 333-62230, 333-117080, 333-129833

Filed on Form S-8:

Registration Statement Nos.:	333-12503, 333-52631, 333-62333, 333-72149, 333-35068, 333-35074, 333-37892, 333-44608, 333-44610, 333-54904, 333-56002, 333-113558, 333-91534, 333-125351, 333-81702, 333-159653, 333-168939

/s/ Deloitte & Touche LLP

McLean, Virginia

February 22, 2011